CERTIFICATE OF AMENDMENT OF
                      RESTATED ARTICLES OF INCORPORATION OF

                             CHERNE INDUSTRIAL, INC.

         We, the undersigned, Lloyd G. Cherne and Joan A. Cherne, respectively the president and secretary of Cherne Industrial Inc., a corporation subject to the provisions of Chapter 301, Minnesota Statutes 1953, known as the Minnesota Business Corporation Act, do hereby certify that a the annual meeting of the shareholder of said corporation, notice of such meeting, proposal to amend and nature of such proposal; having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held at 13 Eighth Avenue South, in the city of Hopkins, County of Hennepin as designated in such notice, on the 13th day of April, 1978, resolutions as hereinafter set forth were adopted by a majority vote of said shareholders presented in person or by proxy:

         "Resolved that Article I of the restated Articles of Incorporation of Cherne Industrial, Inc. be, and the same hereby is amended to read as follows:

                                    Article I

         The name of this corporation shall be Cherne Industries, Inc.

         Resolved further that the president and secretary of this corporation be and they hereby are, authorized and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation, embracing the foregoing resolutions, and to cause such certificate to be filed for record in the manner required by law.

         IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said corporation to be hereto affixed this 20th day of April, 1978.

In presence of:

/s/ Edward Hamilton                     /s/ Lloyd G. Cherne
------------------------------          ----------------------------
                                        Lloyd G. Cherne, President

_______________________________         /s/ Joan A. Cherne
                                        -----------------------------
                                        Joan A. Cherne, Secretary

[CORPORATE SEAL AFFIXED]




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STATE OF MINNESOTA                  )
                                    )       ss.
COUNTY OF HENNEPIN                  )

         Lloyd G. Cherne and Joan A. Cherne being first duly sworn on oath depose and say: that they are respectively the president and secretary of Cherne Industrial, Inc., the corporation named in the foregoing certificate; that said certificate contains a true statement of the action of the shareholders and board of directors of said corporation, duly held as aforesaid; that the seal attached is the corporate seal of said corporation; and said certificate is executed on behalf of said corporation, by its express authority; and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

                                        /s/ Lloyd G. Cherne
                                        ----------------------------

                                        /s/ Joan A. Cherne
                                        ----------------------------

Subscribed and sworn to before me this 20th day of April, 1978.

                                        /s/ Sandra L. Miller
                                        ----------------------------
                                                 Notary Public